EXHIBIT 99.1

Contact:

Capital Group Communications, Inc. - Investor Relations
(415) 332-7200
(415) 332-7201
Website: http://www.capitalgc.com

Sino Clean Energy Inc.
Ming Lee
Assistant to the Chairman
+86-29-84067376

For Immediate Release

Sino Clean Energy Reports 392% Year-Over-Year Revenue Growth
Alongside 195% Net Income Growth in Fiscal 2008

Xi’an, China – April 6, 2009 – Sino Clean Energy, Inc. (OTCBB:SCLX) (“Sino Clean Energy”, the “Company”), a producer and distributor of coal-water mixture (“CWM”) in the People's Republic of China (“PRC”), announced its financial results for the fiscal year ended December 31, 2008.

Fiscal 2008 Highlights

•	Total revenue increased 392% year-over-year to $13.79 million
•	Gross profit increased 344% year-over-year to $4.52 million
•	Operational Income increased 989% year-over-year to $3.95 million
•	Net income increased 195% year-over-year to $3.00 million, or $0.03 per basic and diluted share
•
Satisfies 2008 financial performance threshold of $3.5 million in net income (excluding certain non-cash charges) and cash from operating activities as mandated under terms of September 2008 private financing

•
Established audit, compensation and nominating committees, and adopted a Code of Business Conduct and Ethics, to strengthen our corporate governance in compliance with the listing requirements of a senior U.S. exchange

•	Appointed Hon Wan “Helice” Chan, a licensed CPA knowledgeable in US GAAP, as Chief Financial Officer to direct and supervise our financial reporting obligations
•	Appointed Bennet P. Tchaikovsky, a licensed CPA with considerable experience working with U.S. public companies, to our board of directors and to head our audit committee
•	Appointed Dr. Zidong Zhao, a scientist with considerable knowledge of coal and related industries in the PRC, to our board of directors

Full Year 2008 Results

Total revenue for 2008 was $13,785,125, an increase of 392% compared to $2,802,750 for 2007.

Costs of sales for 2008 were $9,266,832 compared to $1,785,601 for 2007, an increase of 419%.  2008’s gross profit increased 344% to $4,518,293, or 33% of total sales, from $1,017,149, or 36% of total sales, for the prior year.

Income from operations for 2008 was $3,950,399, compared to $362,788 for 2007, an increase of 989%.

For 2008, net income was $2,999,605, or $0.03 per diluted common share, as compared to $1,016,938, or $0.01 per diluted common share, for 2007, an increase of 195%.  GAAP results for 2008 include $676,466, or $0.01 per diluted share, of non-cash expense in the treatment as stock-based compensation of common shares placed in escrow by Baowen Ren, our Chairman and Chief Executive Officer, in connection with the Company’s performance threshold requirements under the terms of the private financing in September 2008.  Excluding this non-cash expense for 2008, diluted earnings per share was $0.04, compared to $0.01 per diluted share for 2007 (See "About Non-GAAP Financial Measures" toward the end of this release.)

“We concluded the 2008 fiscal year with a very strong finish,” stated Mr. Ren. “The Company has not only established itself as the largest coal-water mixture producer in Northwestern China in a short span of time from July 2007 when we first began CWM production, but we have delivered on our covenants to our investors from the September 2008 private financing with respect to meeting our 2008 financial performance threshold.”

Recent Events

In February 2009, the Company completed the installation of a Fluid Acoustic Energy CWM System, which management believes is the first of its kind in the PRC. The system is now online, and is expected to increase the Company’s annual CWM production from 100,000 metric tons to 350,000 metric tons.

In March 2009, the Company successfully negotiated with the investors from its September 2008 private financing to amend certain less favorable terms of the transaction.

Financial Condition

As of December 31, 2008, the Company had $3,914,306 in cash and cash equivalents, total liabilities of $2,159,441 and working capital of $6,711,363. The Company generated positive operating cash flow of $4,412,227 during 2008. Shareholders’ equity increased to $18,946,352 from $11,433,745 as of December 31, 2008.

Business Outlook

“With our recently expanded capacity, we look to continue dominating the Northwestern China market in 2009,” Mr. Ren commented. “However, we are also looking to further expand our production capacity,” Mr. Ren continued. “With a number of cities in the PRC already pushing the use of coal-water mixture, including Tongchuan where our plant is located, we believe market demand for CWM will continue to outpace supply.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the stock-based compensation treatment of the common shares placed in escrow by Mr. Ren in connection with the September 2008 private financing. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that our management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Sino Clean Energy. Accordingly, management excludes the expense arising from stock-based compensation treatment of Mr. Ren’s escrowed common shares when making operational decisions. The Company believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Adjusted Net Income (Unaudited)

GAAP Net Income	$2,999,605	$1,016,938
GAAP Diluted EPS	$0.03	$0.01

Addition:
Non-Cash Expense for Escrow Shares	$676,466
Diluted EPS	$0.01

Non GAAP Net Income	$3,676,071
Non GAAP Diluted EPS	$0.04

Shares used in computing net income per diluted share	88,162,076	84,681,750

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water mixture (“CWM”). Based in Shaanxi Province, Sino Clean Energy is the largest CWM producer in Northwestern China. For more information about Sino Clean Energy, please visit http://www.sinocei.net.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world, release and sales of new products and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- INCOME STATEMENT TO FOLLOW -